EXHIBIT 99.1 FORM OF LEASE

INDUSTRIAL LEASE AGREEMENT

(MULTI-TENANT)

THIS LEASE AGREEMENT is made this 30th day of September, 2016, between CABOT II – TX1W03-W04, LP, a Delaware limited partnership ("Landlord"), and the Tenant named below.

Tenant:	OPTEX SYSTEMS, INC., a Delaware corporation
Tenant's Representative:	Bill Bates, General Manager
Address, and Telephone:	9827 Chartwell Drive
Dallas, Texas 75243
(___) ___-__

Premises:	That portion of the Building having an address of 9827 Chartwell Drive, Dallas, Texas 75243, containing approximately 44,867 square feet, as determined by Landlord, as shown on Exhibit A.

Project:	The land described in Exhibit E and all improvements located thereon, including the Building and the building having an address of 9855 – 9879 Chartwell Drive, Dallas, Texas, 75243.

Building:	9827 – 9839 Chartwell Drive, Dallas, Texas, 75243, and containing 56,633 square feet.

Tenant's Proportionate Share of Project:	50.77%

Tenant's Proportionate Share of Building:	79.22%

Lease Term:	Beginning on October 1, 2016 (the "Commencement Date") and ending on October 31, 2021.

Initial Monthly Base Rent:	$19,442.37

Initial Estimated Monthly	1. Common Area Charges:	$1,757.29
Operating Expense Payments:
(estimates only and subject to	2. Taxes:	$2,878.97
adjustment to actual costs and
expenses according to the	3. Insurance:	$261.72
provisions of this Lease)

Initial Estimated Monthly	$4,897.98
Operating Expense Payments:

Initial Monthly Base Rent and	$24,340.35
Operating Expense Payments:	(Provided that Tenant is not required to pay Base Rent with respect to the period from October 1, 2016 through October 31, 2016, but Tenant shall pay for Operating Expenses during such period.)

Rent Payment Address:	Cabot Industrial Value Fund II, OP PTNSH
Dept. 81402
P.O. Box 201814
Dallas, TX 75320-1814

Security Deposit:	$250,000.00, in the form of a letter of credit and subject to reduction as provided in Paragraph 5 below.

Broker:	NAI Robert Lynn, representing Landlord, and
Swearingen Realty Group, LLC, representing Tenant.

Addenda:	1. Intentionally Omitted, 2. HVAC Maintenance Contract,
3. Move Out Conditions, 4. Base Rent Adjustments, 5. Initial Improvements
6. Renewal Options

Exhibits:	A. Depiction of Premises, A.-1 Original L-3 Space Plan,
B. Rules and Regulations, C. Summary of Insurance Requirements,
D. Tenant Operations Inquiry Form, E. Legal Description
F. Form of Letter of Credit

1.          Granting Clause. In consideration of the obligation of Tenant to pay rent as herein provided and in consideration of the other terms, covenants, and conditions hereof, Landlord leases to Tenant, and Tenant takes from Landlord, the Premises, to have and to hold for the Lease Term, subject to the terms, covenants and conditions of this Lease.

2.          Commencement Date; Acceptance of Premises. (a) Subject to and upon the terms and conditions set forth in this Lease, this Lease shall continue in force for the Lease Term.

(b)          Tenant shall accept the Premises in its condition as of the Commencement Date, subject to all applicable laws, ordinances, regulations, covenants and restrictions; provided, however, Landlord shall perform the improvements to the Premises described in Addendum 5. Landlord has made no representation or warranty as to the suitability of the Premises for the conduct of Tenant's business, and Tenant waives any implied warranty that the Premises are suitable for Tenant's intended purposes. TENANT ACKNOWLEDGES THAT (1) IT HAS INSPECTED AND ACCEPTS THE PREMISES IN AN "AS IS, WHERE IS" CONDITION (EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN ADDENDUM 5 ATTACHED HERETO), (2) THE BUILDINGS AND IMPROVEMENTS COMPRISING THE SAME ARE SUITABLE FOR THE PURPOSE FOR WHICH THE PREMISES ARE LEASED AND LANDLORD HAS MADE NO WARRANTY, REPRESENTATION, COVENANT, OR AGREEMENT WITH RESPECT TO THE MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OF THE PREMISES, (3) THE PREMISES ARE IN GOOD AND SATISFACTORY CONDITION, (4) NO REPRESENTATIONS AS TO THE REPAIR OF THE PREMISES, NOR PROMISES TO ALTER, REMODEL OR IMPROVE THE PREMISES HAVE BEEN MADE BY LANDLORD (EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN ADDENDUM 5 ATTACHED HERETO), (5) THERE ARE NO REPRESENTATIONS OR WARRANTIES, EXPRESSED, IMPLIED OR STATUTORY, THAT EXTEND BEYOND THE DESCRIPTION OF THE PREMISES, AND (6) TENANT HAS NOT RELIED ON ANY REPRESENTATIONS OR WARRANTIES OF LANDLORD EXCEPT AS EXPRESSLY SET FORTH HEREIN. Except as provided in Paragraph 10, in no event shall Landlord have any obligation for any defects in the Premises or any limitation on its use. The taking of possession of the Premises shall be conclusive evidence that Tenant accepts the Premises and that the Premises were in good condition at the time possession was taken except for items that are Landlord's responsibility under Paragraph 10.

(c)          Tenant acknowledges that it is currently in occupancy of the Premises pursuant to its agreement with L-3 Communications Corporation, a Delaware corporation ("L-3"), whose current lease for the Premises (the "L-3 Lease") is scheduled to expire on September 30, 2016. Tenant's occupancy of the Premises prior to the Commencement Date shall be governed solely by the L-3 Lease, except that Tenant shall not be entitled to exercise any options contained in the L-3 Lease or to receive any allowances or leasehold improvement work described therein which has not been provided or performed by Landlord as of the date hereof. Upon the expiration of the L-3 Lease, Landlord and Tenant shall have no further obligations thereunder except for those obligations which expressly survive the termination thereof. Any default by Tenant under the L-3 Lease shall be deemed a default under this Lease. The parties acknowledge that the L-3 Lease covers the entire rentable area of the Building, and Tenant shall vacate that portion of the Building that is not included within the Premises under this Lease on or before the Commencement Date hereof.

3.          Use. The Premises shall be used only for the purpose of receiving, storing, shipping and selling (but limited to wholesale sales) products, light manufacturing, materials and merchandise made and/or distributed by Tenant and for such other lawful purposes as may be incidental thereto. Tenant shall not conduct or give notice of any auction, liquidation, or going out of business sale on the Premises. Tenant will use the Premises in a careful, safe and proper manner and will not commit waste, overload the floor or structure of the Premises or subject the Premises to use that would damage the Premises. Tenant shall not permit any objectionable or unpleasant odors, smoke, dust, gas, noise, or vibrations to emanate from the Premises, or take any other action that would constitute a nuisance or would disturb, unreasonably interfere with, or endanger Landlord or any tenants of the Project. Outside storage, including without limitation, storage of trucks and other vehicles, is prohibited without Landlord's prior written consent. Tenant, at its sole expense, shall comply with all laws, including, without limitation, the Americans With Disabilities Act of 1990 (49 U.S.C. Section 12101 et seq.) and regulations and guidelines promulgated thereunder, as all of the same may be amended from time to time (collectively, the "ADA"), orders, judgments, ordinances, regulations, codes, directives, permits, licenses, covenants and restrictions with reference to the use, condition, configuration or occupancy of the Premises (collectively, with the ADA, "Legal Requirements"). Tenant will not use or permit the Premises to be used for any purpose or in any manner that would void Tenant's or Landlord's insurance, increase the insurance risk, or cause the disallowance of any sprinkler credits. If any increase in the cost of any insurance on the Premises or the Project is caused by Tenant's use or occupation of the Premises, or because Tenant vacates the Premises, then Tenant shall pay the amount of such increase to Landlord. On or prior to the date hereof, Tenant has completed and delivered for the benefit of Landlord a "Tenant Operations Inquiry Form" in the form attached hereto as Exhibit D describing the nature of Tenant's proposed business operations at the Premises, which form is intended to, and shall be, relied upon by Landlord. From time to time during the Term (but no more often than once in any twelve month period unless Tenant is in default hereunder or unless Tenant assigns this Lease or subleases all or any portion of the Premises, whether or not in accordance with Paragraph 17), Tenant shall provide an updated and current Tenant Operations Inquiry Form upon Landlord's request.

4.          Base Rent. Tenant shall pay Base Rent in the amounts set forth on Addendum 4 attached hereto. Tenant promises to pay to Landlord in advance, without demand, deduction or set-off, monthly installments of Base Rent and estimated Operating Expenses (as hereafter defined) on or before the Commencement Date and the first day of each calendar month succeeding the Commencement Date. Payments of Base Rent for any fractional calendar month shall be prorated. All payments required to be made by Tenant to Landlord hereunder (or to such other party as Landlord may from time to time specify in writing) shall be made at the Rent Payment Address, or at such place, within the continental United States, as Landlord may from time to time designate to Tenant in writing. The obligation of Tenant to pay Base Rent and other sums to Landlord and the obligations of Landlord under this Lease are independent obligations. Tenant shall have no right at any time to abate, reduce, or set-off any rent due hereunder except as may be expressly provided in this Lease. If Tenant is delinquent in any monthly installment of Base Rent or of estimated Operating Expenses for more than 5 days, Tenant shall pay to Landlord on demand a late charge equal to 8 percent of such delinquent sum. The provision for such late charge shall be in addition to all of Landlord's other rights and remedies hereunder or at law and shall not be construed as a penalty. No payment by Tenant or receipt or acceptance by Landlord of a lesser amount than the correct installment of rent due under this Lease shall be deemed to be other than a payment on account of the earliest rent due hereunder, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance or pursue any other available remedy. The acceptance by Landlord of an installment of rent on a date after the due date of such payment shall not be construed to be a waiver of Landlord's right to declare a default for any other late payment. If Tenant's payment by check is returned for non-sufficient funds or for any other reason, Landlord at its sole option may require all future payments to be made by cashier's or certified check, money order, or wire transfer, and the delivery of Tenant's personal or corporate check shall no longer constitute payment thereof.

5.          Security Deposit. (a) The Security Deposit shall be held by Landlord as security for the performance of Tenant's obligations under this Lease. The Security Deposit is not an advance rental deposit or a measure of Landlord's damages in case of Tenant's default. Upon each occurrence of an Event of Default (hereinafter defined), Landlord may use all or part of the Security Deposit to pay delinquent payments due under this Lease, and the cost of any damage, injury, expense or liability caused by such Event of Default, without prejudice to any other remedy provided herein or provided by law. Tenant shall pay Landlord on demand the amount that will restore the Security Deposit to its original amount. Landlord's obligation respecting the Security Deposit is that of a debtor, not a trustee; no interest shall accrue thereon. The Security Deposit shall be the property of Landlord, but shall be paid to Tenant when Tenant's obligations under this Lease have been completely fulfilled. Landlord shall be released from any obligation with respect to the Security Deposit upon transfer of this Lease and the Premises to a person or entity assuming Landlord's obligations under this Paragraph 5.

(b)          In lieu of a cash Security Deposit, Tenant shall deliver to Landlord upon the execution of this Lease, an irrevocable standby non-documentary letter of credit (the "Letter of Credit"), which Letter of Credit shall: (i) be in the amount of $250,000.00; (ii) be in the form attached hereto as Exhibit F; (iii) name Cabot Industrial Value Fund II Operating Partnership, LP as its beneficiary; and (iv) be drawn on an FDIC insured financial institution satisfactory to the Landlord. If, within thirty (30) days prior to the expiration of the Letter of Credit then held by Landlord, Tenant fails to renew such Letter of Credit, or otherwise fails to properly replace such Letter of Credit, Landlord shall have the right to draw the full amount of the Letter of Credit, and shall thereafter hold the proceeds thereof (and such proceeds need not be segregated) as a Security Deposit pursuant to the terms of Paragraph 5(a) above. In addition, Landlord shall be entitled to draw on the Letter of Credit (A) upon the occurrence of an Event of Default by Tenant under this Lease, (B) if Tenant files a voluntary bankruptcy petition under 11 USC 101 et seq., as amended, or under the insolvency laws of any jurisdiction, or (C) if an involuntary petition under 11 USC 101 et seq., as amended, or under the insolvency laws of any jurisdiction has been filed against Tenant. Tenant acknowledges that in the event Landlord is entitled to draw on the Letter of Credit for any of the foregoing reasons, Landlord shall have the right to draw the full amount of the Letter of Credit, and shall thereafter hold the proceeds thereof (and such proceeds need not be segregated) as a Security Deposit pursuant to the terms of Paragraph 5(a) above, and Landlord may use all or part of such Security Deposit as provided in Paragraph 5(a) above. Any renewal or replacement of the original or any subsequent Letter of Credit shall meet the requirements for the original Letter of Credit as set forth above, except that such replacement or renewal shall be issued by a national bank satisfactory to Landlord at the time of the issuance thereof.

(c)          Provided no Event of Default by Tenant has occurred under this Lease prior to the effective date of any reduction of the Letter of Credit and provided Tenant is not in default under this Lease as of the effective date of any reduction of the Letter of Credit, Tenant shall have the right to reduce the amount of the Letter of Credit to the following amounts: $125,000.00 effective as of October 31, 2019.

6.          Operating Expense Payments. (a) During each month of the Lease Term (including the first month of the Lease Term), on the same date that Base Rent is due, Tenant shall pay Landlord an amount equal to 1/12 of the annual cost, as estimated by Landlord from time to time, of Tenant's Proportionate Share (hereinafter defined) of Operating Expenses for the Project. Payments thereof for any fractional calendar month shall be prorated. The term "Operating Expenses" means all costs and expenses incurred by Landlord with respect to the ownership, maintenance, and operation of the Project including, but not limited to costs of: Taxes (hereinafter defined) and fees payable to tax consultants and attorneys for consultation and contesting taxes; insurance; utilities; maintenance, repair and replacement of all portions of the Project, including without limitation, paving and parking areas, roads, roofs (including the roof membrane), alleys, and driveways, mowing, landscaping, snow removal, exterior painting, utility lines, heating, ventilation and air conditioning systems, lighting, electrical systems and other mechanical and building systems; amounts paid to contractors and subcontractors for work or services performed in connection with any of the foregoing; charges or assessments of any association to which the Project is subject; property management fees payable to a property manager, including any affiliate of Landlord, or if there is no property manager, an administration fee of 15 percent of Operating Expenses payable to Landlord; security services, if any; trash collection, sweeping and removal; and additions or alterations made by Landlord to the Project or the Building in order to comply with Legal Requirements (other than those expressly required herein to be made by Tenant) or that are appropriate to the continued operation of the Project or the Building as a bulk warehouse facility in the market area, provided that the cost of additions or alterations that are required to be capitalized for federal income tax purposes shall be amortized on a straight line basis over a period equal to the lesser of the useful life thereof for federal income tax purposes or 10 years. Operating Expenses do not include costs, expenses, depreciation or amortization for capital repairs and capital replacements required to be made by Landlord under Paragraph 10 of this Lease, debt service under mortgages or ground rent under ground leases, costs of restoration to the extent of net insurance proceeds received by Landlord with respect thereto, leasing commissions, or the costs of renovating space for tenants.

(b)          If Tenant's total payments of Operating Expenses for any year are less than Tenant's Proportionate Share of actual Operating Expenses for such year, then Tenant shall pay the difference to Landlord within 30 days after demand, and if more, then Landlord shall retain such excess and credit it against Tenant's next payments. For purposes of calculating Tenant's Proportionate Share of Operating Expenses, a year shall mean a calendar year except the first year, which shall begin on the Commencement Date, and the last year, which shall end on the expiration of this Lease. With respect to Operating Expenses which Landlord allocates to the entire Project, Tenant's "Proportionate Share" shall be the percentage set forth on the first page of this Lease as Tenant's Proportionate Share of the Project as reasonably adjusted by Landlord in the future for changes in the physical size of the Premises or the Project; and, with respect to Operating Expenses which Landlord allocates only to the Building, Tenant's "Proportionate Share" shall be the percentage set forth on the first page of this Lease as Tenant's Proportionate Share of the Building as reasonably adjusted by Landlord in the future for changes in the physical size of the Premises or the Building. Landlord may equitably increase Tenant's Proportionate Share for any item of expense or cost reimbursable by Tenant that relates to a repair, replacement, or service that benefits only the Premises or only a portion of the Project or Building that includes the Premises or that varies with occupancy or use. If Tenant does not dispute any item or items included in the determination of Operating Expenses for a particular calendar year by delivering a written notice to Landlord generally describing in reasonable detail the basis of such dispute within ninety (90) days after the statement for such year was delivered to it, Tenant shall be deemed to have approved such statement. The estimated Operating Expenses for the Premises set forth on the first page of this Lease are only estimates, and Landlord makes no guaranty or warranty that such estimates will be accurate.

7.          Utilities and Other Services. Tenant shall pay for all water, gas, electricity, heat, light, power, telephone, sewer, sprinkler services, refuse and trash collection, and other utilities and services used on the Premises, all maintenance charges for utilities, and any storm sewer charges or other similar charges for utilities imposed by any governmental entity or utility provider, together with any taxes, penalties, surcharges or the like pertaining to Tenant's use of the Premises. Landlord may cause at Tenant's expense any utilities to be separately metered or charged directly to Tenant by the provider. Tenant shall pay its share of all charges for jointly metered utilities based upon consumption, as reasonably determined by Landlord. No interruption or failure of utilities shall result in the termination of this Lease or the abatement of rent. Tenant agrees to limit use of water and sewer for normal restroom use.

8.          Taxes. Landlord shall pay all taxes, assessments and governmental charges (collectively referred to as "Taxes") that accrue against the Project during the Lease Term, which shall be included as part of the Operating Expenses charged to Tenant. Landlord may contest by appropriate legal proceedings the amount, validity, or application of any Taxes or liens thereof. All capital levies or other taxes assessed or imposed on Landlord upon the rents payable to Landlord under this Lease and any franchise tax, any excise, transaction, sales or privilege tax, assessment, levy or charge measured by or based, in whole or in part, upon such rents from the Premises and/or the Project or any portion thereof shall be paid by Tenant to Landlord monthly in estimated installments or upon demand, at the option of Landlord, as additional rent; provided, however, in no event shall Tenant be liable for any net income taxes imposed on Landlord unless such net income taxes are in substitution for any Taxes payable hereunder. If any such tax or excise is levied or assessed directly against Tenant, then Tenant shall be responsible for and shall pay the same at such times and in such manner as the taxing authority shall require. Tenant shall be liable for all taxes levied or assessed against any personal property or fixtures placed in the Premises, whether levied or assessed against Landlord or Tenant, and if any such taxes are levied or assessed against Landlord or Landlord's property and (a) Landlord pays them or (b) the assessed value of Landlord's property is increased thereby and Landlord pays the increased taxes, then Tenant shall pay to Landlord such taxes within 10 days after Landlord's request therefor.

9.          Insurance. (a) Landlord shall maintain causes of loss – special form property insurance covering the full replacement cost of the Building. Landlord may, but is not obligated to, maintain such other insurance and additional coverages as it may deem necessary, including, but not limited to, commercial liability insurance and rent loss insurance. All such insurance shall be included as part of the Operating Expenses charged to Tenant. Tenant shall be liable for the payment of any deductible amount under Landlord's insurance maintained pursuant to this Paragraph 9, in an amount not to exceed Twenty-Five Thousand Dollars ($25,000). The Project or Building may be included in a blanket policy (in which case the cost of such insurance allocable to the Project or Building will be determined by Landlord based upon the insurer's cost calculations). Tenant shall also reimburse Landlord for any increased premiums or additional insurance which Landlord reasonably deems necessary as a result of Tenant's use of the Premises.

(b)          Effective as of the earlier of: (1) the date Tenant enters or occupies the Premises; or (2) the Commencement Date, and continuing during the Lease Term, Tenant, at its expense, shall maintain during the Lease Term the following insurance:

(i)          Causes of Loss – Special Form Property Insurance covering leasehold improvements paid for by Tenant or required by the terms of this Lease to be maintained by Tenant and Tenant's personal property and fixtures from time to time in, on, or at the Premises, in an amount not less than 100% of the full replacement cost, without deduction for depreciation, providing protection against events protected under "Special Risk Coverage," as well as against sprinkler damage, vandalism, and malicious mischief. Any proceeds from the Causes of Loss – Special Form Property Insurance shall be used for the repair or replacement of the property damaged or destroyed, unless this Lease is terminated under an applicable provision herein. If the Premises are not repaired or restored following damage or destruction in accordance with other provisions herein, Landlord shall receive any proceeds from the Causes of Loss – Special Form Property Insurance allocable to Tenant's leasehold improvements.

(ii)         Business Interruption Insurance, providing in the event of damage or destruction of the Premises an amount sufficient to sustain Tenant for a period of not less than 1 year for: (i) the net profit that would have been realized had Tenant's business continued; and (ii) such fixed charges and expenses as must necessarily continue during a total or partial suspension of business to the extent to which they would have been incurred had no business interruption occurred, including, but not limited to, interest on indebtedness of Tenant, salaries of executives, foremen, and other employees under contract, charges under noncancelable contracts, charges for advertising, legal or other professional services, taxes and rents that may still continue, trade association dues, insurance premiums, and depreciation.

(iii)        Commercial General Liability insurance insuring Tenant against liability for bodily injury, property damage, products and completed operations and personal injury at the Premises, including contractual liability insuring the indemnification provisions contained in this Lease. Such insurance shall name Landlord, its property manager, any mortgagee, Cabot Industrial Value Fund II, OP, L.P., Cabot Properties, Inc., and such other parties as Landlord may designate, as additional insureds on a form that does not limit the coverage provided under such policy to any additional insured (i) by reason of such additional insured's negligent acts or omissions (sole or otherwise), (ii) by reason of other insurance available to such additional insured, or (iii) to claims for which a primary insured has agreed to indemnify the additional insured. Such insurance shall be for a limit of not less than One Million Dollars ($1,000,000) per occurrence and Two Million Dollars ($2,000,000) annual aggregate. Coverage shall also be included for fire damage (damage to rented premises) for a limit of $300,000 any one fire, and medical expense coverage in the amount of $10,000 any one person, together with an umbrella commercial liability policy in the initial amount of Five Million Dollars ($5,000,000) per occurrence and Five Million Dollars ($5,000,000) annual aggregate and shall be subject to periodic increases specified by Landlord based upon inflation, increased liability awards, recommendation of Landlord's professional insurance advisers, and other relevant factors.

(iv)        Worker's Compensation Insurance in the statutory amount covering all employees of Tenant employed or performing services at the Premises required by the laws of the state in which the Premises are located, or non-subscriber's insurance providing coverage for claims that would have been covered by worker's compensation insurance, and Employer's Liability Insurance in the amount of $1,000,000 each accident/$1,000,000 disease-policy limit/$1,000,000 disease-each employee.

(v)         Automobile Liability Insurance, including but not limited to, passenger liability, on all owned, non-owned, and hired vehicles used in connection with the Premises, with a combined single limit per occurrence of not less than One Million Dollars ($1,000,000) for Bodily Injury and Property Damage.

The commercial liability policies shall insure on an occurrence and not a claims-made basis and be issued by insurance companies which are reasonably acceptable to Landlord, not be cancelable unless 30 days' prior written notice shall have been given to Landlord (unless such cancellation is due to nonpayment of premiums, in which event 10 days' prior notice shall be provided. Further, the liability insurance obtained by Tenant under Paragraph 9(b)(iii) shall (i) be primary and (ii) insure Tenant's obligations to Landlord under Paragraph 18. The amount and coverage of such insurance shall not limit Tenant's liability nor relieve Tenant of any other obligation under this Lease. Landlord may also obtain commercial general liability insurance in an amount and with coverage determined by Landlord insuring Landlord against liability with respect to the Premises and the Project. The policy obtained by Landlord shall not provide primary insurance, shall not be contributory and shall be excess over any insurance maintained by Tenant.

The Tenant's insurers issuing the above described policies shall have a Best's Insurance Reports rating of A- X or better. Such policies or certificates thereof shall be delivered to Landlord by Tenant upon the earlier of (i) Tenant's entry into the Premises and (ii) commencement of the Lease Term and upon each renewal of said insurance. If Tenant fails to comply with the foregoing insurance requirements or to deliver to Landlord copies of such policies and certificates evidencing the coverage required herein, Landlord, in addition to any remedy available pursuant to this Lease or otherwise, may, but shall not be obligated to, obtain such insurance and Tenant shall pay to Landlord on demand the premium costs thereof, plus an administrative fee of fifteen percent (15%) of the cost.

(c)          The causes of loss – special form property insurance obtained by Landlord and Tenant shall include a waiver of subrogation by the insurers and all rights based upon an assignment from its insured, against Landlord or Tenant, their officers, directors, employees, managers, agents, invitees and contractors, in connection with any loss or damage thereby insured against, EVEN IF THE SAME IS CAUSED BY THE NEGLIGENCE OF THE OTHER PARTY. Notwithstanding anything to the contrary set forth herein, neither party nor its officers, directors, employees, managers, agents, invitees or contractors shall be liable to the other for loss or damage caused by any risk coverable by causes of loss – special form property insurance, and each party waives any claims against the other party, and its officers, directors, employees, managers, agents, invitees and contractors for such loss or damage, EVEN IF THE SAME IS CAUSED BY THE NEGLIGENCE OF THE RELEASED PARTY. The failure of a party to insure its property shall not void this waiver. Landlord and its agents, employees and contractors shall not be liable for, and Tenant hereby waives all claims against such parties for, business interruption and losses occasioned thereby sustained by Tenant or any person claiming through Tenant resulting from any accident or occurrence in or upon the Premises or the Project from any cause whatsoever, including without limitation, damage caused in whole or in part, directly or indirectly, by the negligence of Landlord or its agents, employees or contractors.

10.         Landlord's Repairs. Landlord shall maintain the structural soundness of the roof, foundation, and exterior walls of the Building in good repair, reasonable wear and tear and uninsured losses and damages caused by Tenant, its agents and contractors excluded. The term "walls" as used in this Paragraph 10 shall not include windows, glass or plate glass, doors or overhead doors, special store fronts, dock bumpers, dock plates or levelers, or office entries. Tenant shall promptly give Landlord written notice of any repair required by Landlord pursuant to this Paragraph 10, after which Landlord shall have a reasonable opportunity to repair. Landlord, at Tenant's expense as provided in Paragraph 6, shall maintain in good repair and condition the parking areas and other common areas of the Project, including, but not limited to driveways, alleys, landscape and grounds surrounding the Premises.

11.         Tenant's Repairs. Subject to Landlord's obligation in Paragraph 10 and subject to Paragraphs 9 and 15, Tenant, at its expense, shall repair, replace and maintain in good condition all portions of the Premises and all areas, improvements and systems exclusively serving the Premises including, without limitation, dock and loading areas, man doors, truck doors, dock levelers, shelters, seals and bumpers (if any), lighting, plumbing, restrooms, water and sewer lines up to points of common connection, fire sprinklers and fire protection systems, entries, doors, ceilings, windows, interior walls, and the interior side of demising walls, electrical systems, air rotation equipment, and heating, ventilation and air conditioning systems. Such repair and replacements include capital expenditures and repairs whose benefit may extend beyond the Term. Hot water equipment and heating, ventilation and air conditioning systems and other mechanical and building systems serving the Premises shall be maintained at Tenant's expense pursuant to maintenance service contracts entered into by Tenant or, at Landlord's election, by Landlord (but at Tenant's expense). The scope of services and contractors under such maintenance contracts shall be subject to Landlord's prior written approval, which shall not be unreasonably withheld. The current scope of services under such maintenance contract is set forth on Addendum 2 attached hereto. At Landlord's request, Tenant shall enter into a joint maintenance agreement with any railroad that services the Premises. If Tenant fails to perform any repair or replacement for which it is responsible, Landlord may perform such work and be reimbursed by Tenant within 10 days after demand therefor, together with an administration charge in an amount equal to five percent (5%) of the cost of the repairs. Subject to Paragraphs 9 and 15, Tenant shall bear the full cost of any repair or replacement to any part of the Building or Project that results from damage caused by Tenant, its agents, contractors, or invitees and any repair that benefits only the Premises. Within the 15 day period prior to the expiration or termination of this Lease, Tenant shall deliver to Landlord a certificate from an engineer reasonably acceptable to Landlord certifying that the hot water equipment and the HVAC system are then in good repair and working order.

12.         Tenant-Made Alterations and Trade Fixtures. (a) Any alterations, additions, or improvements made by or on behalf of Tenant to the Premises ("Tenant-Made Alterations") shall be subject to Landlord's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed with respect to any Tenant-Made Alterations that will not affect the structure of the Building or adversely affect the Building mechanical, electrical or plumbing systems and will not affect the exterior of the Premises or Building. Tenant shall cause, at its expense, all Tenant-Made Alterations to comply with insurance requirements and with Legal Requirements and shall construct at its expense any alteration or modification required by Legal Requirements as a result of any Tenant-Made Alterations. All Tenant-Made Alterations shall be constructed in a good and workmanlike manner by contractors reasonably acceptable to Landlord and only good grades of materials shall be used. All plans and specifications for any Tenant-Made Alterations shall be submitted to Landlord for its approval. Landlord may monitor construction of the Tenant-Made Alterations. Tenant shall reimburse Landlord for its reasonable costs in reviewing plans and specifications and in monitoring construction. Landlord's right to review plans and specifications and to monitor construction shall be solely for its own benefit, and Landlord shall have no duty to see that such plans and specifications or construction comply with applicable laws, codes, rules and regulations. Tenant shall provide Landlord with the identities and mailing addresses of all persons performing work or supplying materials, prior to beginning such construction, and Landlord may post on and about the Premises notices of non-responsibility pursuant to applicable law. Tenant shall furnish security or make other arrangements satisfactory to Landlord to assure payment for the completion of all work free and clear of liens and shall provide certificates of insurance for worker's compensation and other coverage in amounts and from an insurance company satisfactory to Landlord protecting Landlord against liability for personal injury or property damage during construction. In no event shall Tenant perform any roof penetrations without Landlord's prior written consent, such consent shall not be unreasonably withheld, conditioned or delayed, and Landlord shall have the right to designate any roofing contractor having a warranty or maintenance service agreement on the roof to perform such work, or otherwise approve of the contractor performing such work. Upon completion of any Tenant-Made Alterations, Tenant shall deliver to Landlord sworn statements setting forth the names of all contractors and subcontractors who did work on the Tenant-Made Alterations and final lien waivers from all such contractors and subcontractors. Upon surrender of the Premises, all Tenant-Made Alterations and any leasehold improvements constructed by Landlord or Tenant shall remain on the Premises as Landlord's property, except to the extent Landlord requires removal at Tenant's expense of any such items or Landlord and Tenant have otherwise agreed in writing in connection with Landlord's consent to any Tenant-Made Alterations. Tenant shall repair any damage caused by such removal.

(b)          Tenant, at its own cost and expense and without Landlord's prior approval, may erect such shelves, bins, machinery and trade fixtures (collectively "Trade Fixtures") in the ordinary course of its business provided that such items do not alter the basic character of the Premises, do not overload or damage the Premises, and may be removed without injury to the Premises, and the construction, erection, and installation thereof complies with all Legal Requirements and with Landlord's requirements set forth above. At the expiration or earlier termination of this Lease, Tenant shall remove its Trade Fixtures and shall repair any damage caused by such removal.

13.         Signs. (a) Tenant shall not make any changes to the exterior of the Premises, install any exterior lights, decorations, balloons, flags, pennants, banners, or painting, or erect or install any signs, windows or door lettering, placards, decorations, or advertising media of any type which can be viewed from the exterior of the Premises, without Landlord's prior written consent. Upon surrender or vacation of the Premises, Tenant shall have removed all signs and repair, paint, and/or replace the building facia surface to which its signs are attached. Tenant shall obtain all applicable governmental permits and approvals for sign and exterior treatments. All signs, decorations, advertising media, blinds, draperies and other window treatment or bars or other security installations visible from outside the Premises shall be subject to Landlord's approval and conform in all respects to Landlord's requirements.

(b) So long as (i) Tenant is not in default under the terms of the Lease beyond the expiration of any applicable notice and cure periods; (ii) Tenant is in occupancy of the Premises; and (iii) Tenant has not assigned the Lease or sublet any part of the Premises, Tenant shall have the right, at Tenant's expense, to install a corporate identification sign on the Building above the entry to the Premises (the "Building Sign"); provided that (i) Tenant obtains all necessary approvals from any governmental authorities having jurisdiction over Tenant, the Project, or the Building Sign), (ii) the Building Sign conforms to all applicable laws, rules and regulations of any governmental authorities having jurisdiction over the Building Sign or the Project and all restrictive covenants applicable to the Project, and (iii) the Building Sign conforms to the signage specifications for the Project, and (iv) Tenant obtains Landlord's written consent to any proposed signage and lettering prior to its fabrication and installation. To obtain Landlord's consent, Tenant shall submit design drawings to Landlord showing the type and sizes of all lettering; the colors, finishes and types of materials used. Tenant shall pay all costs associated with the Building Sign, including without limitation, installation expenses, maintenance and repair costs, utilities and insurance. Tenant agrees that, subject to inclusion in Operating Expenses, Landlord shall have the right, after notice to Tenant, to temporarily remove and replace the Building Sign in connection with and during the course of any repairs, changes, alterations, modifications, renovations or additions to the Building. Tenant shall maintain the Building Sign in good condition. Upon expiration or earlier termination of the Lease, Tenant shall, at its sole cost and expense, remove the Building Sign and repair all damage caused by such removal. If during the Lease Term (and any extensions thereof) (a) Tenant is in default under the terms of the Lease after the expiration of applicable cure periods; or (b) Tenant vacates the Premises for a period of 90 or more consecutive days; or (c) Tenant assigns the Lease or subleases any part of the Premises, then Tenant's rights granted herein with respect to the Building Sign will terminate and Landlord may remove the Building Sign at Tenant's sole cost and expense.

14.         Parking. Tenant shall be entitled to use Tenant's pro rata share of the parking spaces (based on the ratio of 1 parking space per 1,000 square feet of the Premises) in common with other tenants of the Project in those areas designated for nonreserved parking. Landlord may allocate parking spaces among Tenant and other tenants in the Project if Landlord determines that such parking facilities are becoming crowded. Landlord shall not be responsible for enforcing Tenant's parking rights against any third parties. Vehicle parking shall be at Tenant's risk and Landlord shall not be responsible for any damage or theft to vehicles parking at the Project. Landlord shall not be responsible for policing the parking areas.

15.         Restoration. If at any time during the Lease Term the Building should be totally destroyed by fire or other casualty or in the event the Building (or any portion thereof) should be so damaged that rebuilding or repairs cannot be completed, in Landlord's reasonable opinion, within 6 months after the date of the casualty, Landlord may, at its option, terminate this Lease, in which event Base Rent and Tenant's Proportionate Share of Operating Expenses shall be abated during the unexpired portion of this Lease effective with the date of such damage. Landlord shall exercise the termination right pursuant to the preceding sentence, if at all, by delivering written notice of termination to Tenant within 30 days after determining that the repairs cannot be completed within such 6 month period. If at any time during the Lease Term the Premises are damaged by a fire or other casualty, Landlord shall notify Tenant within 60 days after such damage as to the amount of time Landlord reasonably estimates it will take to restore the Premises. If the restoration time is estimated to exceed 6 months, either Landlord or Tenant may elect to terminate this Lease upon written notice to the other party given no later than 30 days after Landlord's notice that the restoration is estimated to exceed such 6 month period. If neither party elects to terminate this Lease or if Landlord estimates that restoration will take 6 months or less, then, subject to receipt of sufficient insurance proceeds, Landlord shall promptly restore the Premises excluding the improvements installed by Tenant or by Landlord and paid by Tenant, subject to delays arising from the collection of insurance proceeds or from Force Majeure events. Tenant at Tenant's expense shall promptly perform, subject to delays arising from the collection of insurance proceeds, or from Force Majeure events, all repairs or restoration not required to be done by Landlord and shall promptly re-enter the Premises and commence doing business in accordance with this Lease. Notwithstanding the foregoing, either party may terminate this Lease if the Premises are damaged during the last year of the Lease Term and Landlord reasonably estimates that it will take more than one month to repair such damage. Base Rent and Tenant's Proportionate Share of Operating Expenses shall be abated for the period of repair and restoration in the proportion which the area of the Premises, if any, which is not usable by Tenant bears to the total area of the Premises; provided, that if such casualty was caused by Tenant, its agents, employees, licensees or invitees, Base Rent and Tenant's Proportionate Share of Operating Expenses shall be abated only to the extent Landlord is compensated for the same by loss of rents insurance, if any. Such abatement shall be the sole remedy of Tenant, and except as provided herein, Tenant waives any right to terminate the Lease by reason of damage or casualty loss. Any insurance which may be carried by Landlord or Tenant against loss or damage to the Building or to the Premises shall be for the sole benefit of the party carrying such insurance and under its sole control.

16.         Condemnation. If any part of the Premises or the Project should be taken for any public or quasi-public use under governmental law, ordinance, or regulation, or by right of eminent domain, or by private purchase in lieu thereof (a "Taking" or "Taken"), and the Taking would prevent or materially interfere with Tenant's use of the Premises or in Landlord's judgment would materially interfere with or impair its ownership or operation of the Project, then upon written notice by Landlord this Lease shall terminate and Base Rent shall be apportioned as of said date. If part of the Premises shall be Taken, and this Lease is not terminated as provided above, the Base Rent payable hereunder during the unexpired Lease Term shall be reduced to such extent as may be fair and reasonable under the circumstances. In the event of any such Taking, Landlord shall be entitled to receive the entire price or award from any such Taking without any payment to Tenant, and Tenant hereby assigns to Landlord Tenant's interest, if any, in such award. Tenant shall have the right, to the extent that same shall not diminish Landlord's award, to make a separate claim against the condemning authority (but not Landlord) for such compensation as may be separately awarded or recoverable by Tenant for moving expenses and damage to Tenant's Trade Fixtures, if a separate award for such items is made to Tenant.

17.         Assignment and Subletting. (a) Without Landlord's prior written consent, which consent to an assignment (other than a collateral assignment) or sublease shall not be unreasonably withheld, Tenant shall not assign this Lease or sublease the Premises or any part thereof or mortgage, pledge, or hypothecate its leasehold interest or grant any concession or license within the Premises and any attempt to do any of the foregoing shall be void and of no effect. Without limitation, it is agreed that Landlord's consent shall not be considered unreasonably withheld if: (1) the proposed transferee's financial condition is not adequate for the obligations such transferee is assuming in connection with the proposed assignment or sublease; (2) the transferee's business or reputation is not suitable for the Project considering the business and reputation of the other tenants and the Project's prestige, or would result in a violation of another tenant's rights under its lease at the Project; (3) the transferee is a governmental agency or occupant of the Project; (4) Tenant is in default beyond any applicable notice and cure period; (5) any portion of the Project or the Premises would likely become subject to additional or different laws as a consequence of the proposed assignment or sublease; or (6) Landlord or its leasing agent has received a proposal from or made a proposal to the proposed transferee to lease space in the Project within 6 months prior to Tenant's delivery of written notice of the proposed assignment or sublease to Landlord. For purposes of this paragraph, a transfer of the ownership interests controlling Tenant shall be deemed an assignment of this Lease unless such ownership interests are publicly traded. Notwithstanding the above, Tenant may assign or sublet the Premises, or any part thereof, to any entity controlling Tenant, controlled by Tenant or under common control with Tenant (a "Tenant Affiliate"), without the prior written consent of Landlord, provided (1) Tenant is not in default under this Lease; (2) such proposed transferee operates the business in the Premises for the use permitted under Paragraph 3 above and no other purpose; and (3) Tenant shall give Landlord written notice at least 30 days prior to the effective date of the proposed assignment or sublease. Tenant shall reimburse Landlord for all of Landlord's reasonable out-of-pocket expenses in connection with any proposed assignment or sublease. Upon Landlord's receipt of Tenant's written notice of a desire to assign or sublet the Premises, or any part thereof (other than to a Tenant Affiliate), Landlord may, by giving written notice to Tenant within 30 days after receipt of Tenant's notice, terminate this Lease with respect to the space described in Tenant's notice, as of the date specified in Tenant's notice for the commencement of the proposed assignment or sublease.

(b)          Notwithstanding any assignment or subletting, Tenant and any guarantor or surety of Tenant's obligations under this Lease shall at all times remain fully responsible and liable for the payment of the rent and for compliance with all of Tenant's other obligations under this Lease (regardless of whether Landlord's approval has been obtained for any such assignments or sublettings). In the event that the rent due and payable by a sublessee or assignee (or a combination of the rental payable under such sublease or assignment plus any bonus or other consideration therefor or incident thereto) exceeds the rental payable under this Lease, then Tenant shall be bound and obligated to pay Landlord as additional rent hereunder all such excess rental and other excess consideration within 10 days following receipt thereof by Tenant.

(c)          If this Lease be assigned or if the Premises be subleased (whether in whole or in part) or in the event of the mortgage, pledge, or hypothecation of Tenant's leasehold interest or grant of any concession or license within the Premises or if the Premises be occupied in whole or in part by anyone other than Tenant, then upon a default by Tenant hereunder Landlord may collect rent from the assignee, sublessee, mortgagee, pledgee, party to whom the leasehold interest was hypothecated, concessionee or licensee or other occupant and, except to the extent set forth in the preceding paragraph, apply the amount collected to the next rent payable hereunder; and all such rentals collected by Tenant shall be held in trust for Landlord and immediately forwarded to Landlord. No such transaction or collection of rent or application thereof by Landlord, however, shall be deemed a waiver of these provisions or a release of Tenant from the further performance by Tenant of its covenants, duties, or obligations hereunder.

18.         Indemnification. Tenant agrees to indemnify, defend (with counsel reasonably acceptable to Landlord) and hold harmless Landlord, and Landlord's agents, employees and contractors, from and against any and all claims, demands, losses, liabilities, cause of action, suits, judgments, damages, costs and expenses (including attorney's fees) arising from any occurrence on the Premises, the use and occupancy of the Premises, or from any activity, work, or thing done, permitted or suffered by Tenant in or about the Premises or due to any other act or omission of Tenant, its subtenants, assignees, invitees, employees, contractors and agents, or from Tenant's failure to perform its obligations under this Lease (other than any loss arising from the negligence or willful misconduct of Landlord or it's agents). This indemnity provision shall survive termination or expiration of this Lease. The furnishing of insurance required hereunder shall not be deemed to limit Tenant's obligations under this Paragraph 18.

19.         Inspection and Access. Landlord and its agents, representatives, and contractors may enter the Premises at any reasonable time to inspect the Premises and to make such repairs as may be required or permitted pursuant to this Lease and for any other business purpose. Landlord and Landlord's representatives may enter the Premises during business hours for the purpose of showing the Premises to prospective purchasers and, during the last year of the Lease Term, to prospective tenants. Landlord may erect a suitable sign on the Premises stating the Premises are available to let or that the Project is available for sale. Landlord may grant easements, make public dedications, designate common areas and create restrictions on or about the Premises, provided that no such easement, dedication, designation or restriction materially interferes with Tenant's use or occupancy of the Premises. At Landlord's request, Tenant shall execute such instruments as may be necessary for such easements, dedications or restrictions. Landlord shall have the right to temporarily close the Premises or the Building to perform repairs, alterations or additions in the Premises or the Building, provided that Landlord shall use reasonable efforts to perform all such work on weekends and after normal business hours. Entry by Landlord hereunder shall not constitute a constructive eviction or entitle Tenant to any abatement or reduction of rent by reason thereof.

20.         Quiet Enjoyment. If Tenant shall perform all of the covenants and agreements herein required to be performed by Tenant, Tenant shall, subject to the terms of this Lease, at all times during the Lease Term, have peaceful and quiet enjoyment of the Premises against any person claiming by, through or under Landlord.

21.         Surrender. (a) Subject to the terms of Paragraph 21(b) below, upon termination of the Lease Term or earlier termination of Tenant's right of possession, Tenant shall surrender the Premises to Landlord in the same condition as received, broom clean, and in compliance with Addendum 3 attached hereto, ordinary wear and tear and casualty loss and condemnation covered by Paragraphs 15 and 16 excepted. Any Trade Fixtures and Tenant-Made Alterations not removed by Tenant as permitted or required herein, and any inventory, goods, equipment or other personal property remaining in the Premises following the termination of the Lease Term or earlier termination of Tenant's right of possession, shall be deemed abandoned and may either, at Landlord's option, (i) be stored, removed, sold and disposed of by Landlord at Tenant's expense, or (ii) be conclusively deemed to have been conveyed by Tenant to Landlord by bill of sale with general warranty of title without further payment or credit by Landlord to Tenant. Tenant waives all claims against Landlord for any damages resulting from Landlord's retention and/or disposition of such property. All obligations of Tenant hereunder not fully performed as of the termination of the Lease Term shall survive the termination of the Lease Term, including without limitation, indemnity obligations, payment obligations with respect to Operating Expenses and obligations concerning the condition and repair of the Premises.

(b)          Landlord and tenant acknowledge and agree that the space plans attached hereto as Exhibit A-1 generally show the layout of the Premises prior to improvements performed by the tenant under the L-3 Lease, and that Landlord has the right to require L-3 to perform certain removal and repair obligations upon the expiration of the L-3 Lease. In recognition that Tenant desires to continue to use certain alterations that Landlord would otherwise require L-3 to remove, Landlord has agreed that it will not require such removal at this time, but reserves the right to require removal upon the expiration or earlier termination of this Lease. Accordingly, unless otherwise requested by Landlord in writing, upon the expiration or earlier termination of this Lease, Tenant will remove any alterations or improvements from the Premises which are not shown on Exhibit A-1 and repair any damage caused in connection therewith, failing which, Landlord may perform such work and Tenant shall pay to Landlord the cost incurred by Landlord in connection therewith within ten (10) days after receipt of Landlord's invoice therefor. The provisions of this paragraph are in addition to the other surrender requirements set forth in this Lease.

22.         Holding Over. If Tenant retains possession of the Premises after the termination of the Lease Term, unless otherwise agreed in writing, such possession shall be subject to immediate termination by Landlord at any time, and all of the other terms and provisions of this Lease (excluding any expansion or renewal option or other similar right or option) shall be applicable during such holdover period, except that Tenant shall pay Landlord from time to time, upon demand, as Base Rent for the holdover period on a per month basis without reduction for any partial months during any such holdover, an amount equal to one hundred fifty percent (150%) of the Base Rent in effect on the termination date. All other payments shall continue under the terms of this Lease. In addition, Tenant shall be liable for all damages incurred by Landlord as a result of such holding over. No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend this Lease except as otherwise expressly provided, and this Paragraph 22 shall not be construed as consent for Tenant to retain possession of the Premises. For purposes of this Paragraph 22, "possession of the Premises" shall continue until, among other things, Tenant has delivered all keys to the Premises to Landlord, Landlord has complete and total dominion and control over the Premises, and Tenant has completely fulfilled all obligations required of it upon termination of the Lease as set forth in this Lease, including, without limitation, those concerning the condition and repair of the Premises.

23.         Events of Default. Each of the following events shall be an event of default ("Event of Default") by Tenant under this Lease:

(i)          Tenant shall fail to pay any installment of Base Rent or any other payment required herein when due, and such failure shall continue for a period of 5 days from the date such payment was due.

(ii)         Tenant or any guarantor or surety of Tenant's obligations hereunder shall (A) make a general assignment for the benefit of creditors; (B) commence any case, proceeding or other action seeking to have an order for relief entered on its behalf as a debtor or to adjudicate it as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or of any substantial part of its property (collectively a "proceeding for relief"); (C) become the subject of any proceeding for relief which is not dismissed within 60 days of its filing or entry; or (D) die or suffer a legal disability (if Tenant, guarantor, or surety is an individual) or be dissolved or otherwise fail to maintain its legal existence (if Tenant, guarantor or surety is a corporation, partnership or other entity).

(iii)        Any insurance required to be maintained by Tenant pursuant to this Lease shall be cancelled or terminated or shall expire or shall be reduced or materially changed, except, in each case, as permitted in this Lease.

(iv)        Tenant shall not occupy or shall vacate the Premises or shall fail to continuously operate its business at the Premises for the permitted use set forth herein, whether or not Tenant is in monetary or other default under this Lease.

(v)         Tenant shall attempt or there shall occur any assignment, subleasing or other transfer of Tenant's interest in or with respect to this Lease except as otherwise permitted in this Lease.

(vi)        Tenant shall fail to discharge any lien placed upon the Premises in violation of this Lease within 30 days after any such lien or encumbrance is filed against the Premises.

(vii)       Tenant shall fail to comply with any provision of this Lease other than those specifically referred to in this Paragraph 23, and except as otherwise expressly provided herein, such default shall continue for more than 30 days after Landlord shall have given Tenant written notice of such default.

24.         Landlord's Remedies. (a) Upon each occurrence of an Event of Default and so long as such Event of Default shall be continuing, Landlord may at any time thereafter at its election: terminate this Lease or Tenant's right of possession, (but Tenant shall remain liable as hereinafter provided) and/or pursue any other remedies at law or in equity. Upon the termination of this Lease or termination of Tenant's right of possession, it shall be lawful for Landlord, without formal demand or notice of any kind, to re-enter the Premises by summary dispossession proceedings or any other action or proceeding authorized by law and to remove Tenant and all persons and property therefrom. If Landlord re-enters the Premises, Landlord shall have the right to keep in place and use, or remove and store, all of the furniture, fixtures and equipment at the Premises.

(b)          If Landlord terminates this Lease, Landlord may recover from Tenant the sum of: all Base Rent and all other amounts accrued hereunder to the date of such termination; the cost of reletting the whole or any part of the Premises, including without limitation brokerage fees and/or leasing commissions incurred by Landlord, and costs of removing and storing Tenant's or any other occupant's property, repairing, altering, remodeling, or otherwise putting the Premises into condition acceptable to a new tenant or tenants, and all reasonable expenses incurred by Landlord in pursuing its remedies, including reasonable attorneys' fees and court costs; and the excess of the then present value of the Base Rent and other amounts payable by Tenant under this Lease as would otherwise have been required to be paid by Tenant to Landlord during the period following the termination of this Lease measured from the date of such termination to the expiration date stated in this Lease, over the present value of any net amounts which Tenant establishes Landlord can reasonably expect to recover by reletting the Premises for such period, taking into consideration the availability of acceptable tenants and other market conditions affecting leasing. Such present values shall be calculated at a discount rate equal to the 90-day U.S. Treasury bill rate at the date of such termination.

(c)          In order to regain possession of the Premises and to deny Tenant access thereto, Landlord or its agent may, at the expense and liability of the Tenant, alter or change any or all locks or other security devices controlling access to the Premises without posting or giving notice of any kind to Tenant and Landlord shall have no obligation to provide Tenant a key to new locks installed in the Premises or grant Tenant access to the Premises. Tenant shall not be entitled to recover possession of the Premises, terminate this Lease, or recover any actual, incidental, consequential, punitive, statutory or other damages or award of attorneys' fees, by reason of Landlord's alteration or change of any lock or other security device and the resulting exclusion from the Premises of the Tenant or Tenant's agents, servants, employees, customers, licensees, invitees or any other persons from the Premises. Tenant acknowledges that the provisions of this subparagraph of this Lease supersedes the Texas Property Code and Tenant further warrants and represents that it hereby knowingly waives any rights it may have thereunder.

(d)          If Landlord terminates Tenant's right of possession (but not this Lease), Landlord may, but shall be under no obligation to, relet the Premises for the account of Tenant for such rent and upon such terms as shall be satisfactory to Landlord without thereby releasing Tenant from any liability hereunder and without demand or notice of any kind to Tenant. For the purpose of such reletting Landlord is authorized to make any repairs, changes, alterations, or additions in or to the Premises as Landlord deems reasonably necessary or desirable. If the Premises are not relet, then Tenant shall pay to Landlord as damages a sum equal to the amount of the rental reserved in this Lease for such period or periods, plus the cost of recovering possession of the Premises (including attorneys' fees and costs of suit), the unpaid Base Rent and other amounts accrued hereunder at the time of repossession, and the costs incurred in any attempt by Landlord to relet the Premises. If the Premises are relet and a sufficient sum shall not be realized from such reletting [after first deducting therefrom, for retention by Landlord, the unpaid Base Rent and other amounts accrued hereunder at the time of reletting, the cost of recovering possession (including attorneys' fees and costs of suit), all of the costs and expense of repairs, changes, alterations, and additions, the expense of such reletting (including without limitation brokerage fees and leasing commissions) and the cost of collection of the rent accruing therefrom] to satisfy the rent provided for in this Lease to be paid, then Tenant shall immediately satisfy and pay any such deficiency. Any such payments due Landlord shall be made upon demand therefor from time to time and Tenant agrees that Landlord may file suit to recover any sums falling due from time to time. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect in writing to terminate this Lease for such previous breach.

(e)          Exercise by Landlord of any one or more remedies hereunder granted or otherwise available shall not be deemed to be an acceptance of surrender of the Premises and/or a termination of this Lease by Landlord, whether by agreement or by operation of law, it being understood that such surrender and/or termination can be effected only by the written agreement of Landlord and Tenant. Any law, usage, or custom to the contrary notwithstanding, Landlord shall have the right at all times to enforce the provisions of this Lease in strict accordance with the terms hereof; and the failure of Landlord at any time to enforce its rights under this Lease strictly in accordance with same shall not be construed as having created a custom in any way or manner contrary to the specific terms, provisions, and covenants of this Lease or as having modified the same. Tenant and Landlord further agree that forbearance or waiver by Landlord to enforce its rights pursuant to this Lease or at law or in equity, shall not be a waiver of Landlord's right to enforce one or more of its rights in connection with any subsequent default. A receipt by Landlord of rent or other payment with knowledge of the breach of any covenant hereof shall not be deemed a waiver of such breach, and no waiver by Landlord of any provision of this Lease shall be deemed to have been made unless expressed in writing and signed by Landlord. To the greatest extent permitted by law, Tenant waives the service of notice of Landlord's intention to re-enter as provided for in any statute, or to institute legal proceedings to that end, and also waives all right of redemption in case Tenant shall be dispossessed by a judgment or by warrant of any court or judge. The terms "enter," "re-enter," "entry" or "re-entry," as used in this Lease, are not restricted to their technical legal meanings. Any reletting of the Premises shall be on such terms and conditions as Landlord in its sole discretion may determine (including without limitation a term different than the remaining Lease Term, rental concessions, alterations and repair of the Premises, lease of less than the entire Premises to any tenant and leasing any or all other portions of the Project before reletting the Premises). Landlord shall not be liable, nor shall Tenant's obligations hereunder be diminished because of, Landlord's failure to relet the Premises or collect rent due in respect of such reletting.

25.         Tenant's Remedies/Limitation of Liability. Landlord shall not be in default hereunder unless Landlord fails to perform any of its obligations hereunder within 30 days after written notice from Tenant specifying such failure (unless such performance will, due to the nature of the obligation, require a period of time in excess of 30 days, then after such period of time as is reasonably necessary). All obligations of Landlord hereunder shall be construed as covenants, not conditions; and, except as may be otherwise expressly provided in this Lease, Tenant may not terminate this Lease for breach of Landlord's obligations hereunder. All obligations of Landlord under this Lease will be binding upon Landlord only during the period of its ownership of the Premises and not thereafter. The term "Landlord" in this Lease shall mean only the owner, for the time being of the Premises, and in the event of the transfer by such owner of its interest in the Premises, such owner shall thereupon be released and discharged from all obligations of Landlord thereafter accruing, but such obligations shall be binding during the Lease Term upon each new owner for the duration of such owner's ownership. Any liability of Landlord under this Lease shall be limited solely to its interest in the Project, and in no event shall any personal liability be asserted against Landlord in connection with this Lease nor shall any recourse be had to any other property or assets of Landlord. In no event shall Landlord be liable for any consequential, special or punitive damages.

26.         Waiver of Jury Trial. TENANT AND LANDLORD KNOWINGLY AND VOLUNTARILY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY LAWSUIT BROUGHT BY EITHER LANDLORD OR TENANT, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, TO RESOLVE ANY DISPUTE ARISING OUT OF THIS LEASE OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION WITH THIS LEASE OR THE TRANSACTIONS RELATED THERETO. LANDLORD AND TENANT ARE EACH HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THE FOREGOING WAIVER.

27.         Subordination. This Lease and Tenant's interest and rights hereunder are and shall be subject and subordinate at all times to the lien of any first mortgage, now existing or hereafter created on or against the Project or the Premises, and all amendments, restatements, renewals, modifications, consolidations, refinancing, assignments and extensions thereof, without the necessity of any further instrument or act on the part of Tenant. Tenant agrees, at the election of the holder of any such mortgage, to attorn to any such holder. Tenant agrees upon demand to execute, acknowledge and deliver such instruments, confirming such subordination and such instruments of attornment as shall be requested by any such holder. Tenant hereby appoints Landlord attorney in fact for Tenant irrevocably (such power of attorney being coupled with an interest) to execute, acknowledge and deliver any such instrument and instruments for and in the name of the Tenant and to cause any such instrument to be recorded. Notwithstanding the foregoing, any such holder may at any time subordinate its mortgage to this Lease, without Tenant's consent, by notice in writing to Tenant, and thereupon this Lease shall be deemed prior to such mortgage without regard to their respective dates of execution, delivery or recording and in that event such holder shall have the same rights with respect to this Lease as though this Lease had been executed prior to the execution, delivery and recording of such mortgage and had been assigned to such holder. The term "mortgage" whenever used in this Lease shall be deemed to include deeds of trust, security assignments and any other encumbrances, and any reference to the "holder" of a mortgage shall be deemed to include the beneficiary under a deed of trust.

28.         Mechanic's Liens. Tenant has no express or implied authority to create or place any lien or encumbrance of any kind upon, or in any manner to bind the interest of Landlord or Tenant in, the Premises or to charge the rentals payable hereunder for any claim in favor of any person dealing with Tenant, including those who may furnish materials or perform labor for any construction or repairs. Tenant covenants and agrees that it will pay or cause to be paid all sums legally due and payable by it on account of any labor performed or materials furnished in connection with any work performed on the Premises and that it will save and hold Landlord harmless from all loss, cost or expense based on or arising out of asserted claims or liens against the leasehold estate or against the interest of Landlord in the Premises or under this Lease. Tenant shall give Landlord immediate written notice of the placing of any lien or encumbrance against the Premises and cause such lien or encumbrance to be discharged of record (by payment or bond) within 30 days of the filing or recording thereof.

29.         Estoppel Certificates. Tenant agrees, from time to time, within 10 days after request of Landlord, to execute and deliver to Landlord, or Landlord's designee, any estoppel certificate requested by Landlord, stating that this Lease is in full force and effect, the date to which rent has been paid, that Landlord is not in default hereunder (or specifying in detail the nature of Landlord's default), the termination date of this Lease and such other matters pertaining to this Lease as may be requested by Landlord. Tenant's obligation to furnish each estoppel certificate in a timely fashion is a material inducement for Landlord's execution of this Lease. No cure or grace period provided in this Lease shall apply to Tenant's obligations to timely deliver an estoppel certificate. Tenant hereby irrevocably appoints Landlord as its attorney in fact to execute on its behalf and in its name any such estoppel certificate if Tenant fails to execute and deliver the estoppel certificate within 10 days after Landlord's written request thereof.

30.         Environmental Requirements. (a) Except for Hazardous Material contained in products used by Tenant in de minimis quantities for ordinary cleaning and office purposes, Tenant shall not permit or cause any party to bring Hazardous Material upon the Premises or transport, store, use, generate, manufacture, dispose, or release any Hazardous Material on or from the Premises without Landlord's prior written consent. Tenant, at its sole cost and expense, shall operate its business in the Premises in strict compliance with all Environmental Requirements and all requirements of this Lease. Tenant shall complete and certify to disclosure statements as requested by Landlord from time to time relating to Tenant's transportation, storage, use, generation, manufacture, or release of Hazardous Materials on the Premises, and Tenant shall promptly deliver to Landlord a copy of any notice of violation relating to the Premises or Project of any Environmental Requirement.

(b)          The term "Environmental Requirements" means all applicable present and future statutes, regulations, ordinances, rules, codes, judgments, permits, authorizations, orders, policies or other similar requirements of any governmental authority, agency or court regulating or relating to health, safety, or environmental conditions on, under, or about the Premises or the environment, including without limitation, the following: the Comprehensive Environmental Response, Compensation and Liability Act; the Resource Conservation and Recovery Act; the Clean Air Act; the Clean Water Act; the Toxic Substances Control Act and all state and local counterparts thereto, and any common or civil law obligations including, without limitation, nuisance or trespass, and any other requirements of Paragraphs 3 and 31 of this Lease. The term "Hazardous Materials" means and includes any substance, material, waste, pollutant or contaminant that is or could be regulated under any Environmental Requirement or that may adversely affect human health or the environment, including, without limitation, any solid or hazardous waste, hazardous substance, asbestos, petroleum (including crude oil or any fraction thereof, natural gas, synthetic gas, polychlorinated biphenyls (PCBs), and radioactive material). For purposes of Environmental Requirements, to the extent authorized by law, Tenant is and shall be deemed to be the responsible party, including without limitation, the "owner" and "operator" of Tenant's "facility" and the "owner" of all Hazardous Materials brought on the Premises by Tenant, its agents, employees, contractors or invitees, and the wastes, by-products, or residues generated, resulting, or produced therefrom.

(c)          Tenant, at its sole cost and expense, shall remove all Hazardous Materials stored, disposed of or otherwise released by Tenant, its assignees, subtenants, agents, employees, contractors or invitees onto or from the Premises, in a manner and to a level satisfactory to Landlord in its sole discretion, but in no event to a level and in a manner less than that which complies with all Environmental Requirements and does not limit any future uses of the Premises or require the recording of any deed restriction or notice regarding the Premises. Tenant shall perform such work at any time during the period of the Lease upon written request by Landlord or, in the absence of a specific request by Landlord, before Tenant's right to possession of the Premises terminates or expires. If Tenant fails to perform such work within the time period specified by Landlord or before Tenant's right to possession terminates or expires (whichever is earlier), Landlord may at its discretion, and without waiving any other remedy available under this Lease or at law or equity (including without limitation an action to compel Tenant to perform such work), perform such work at Tenant's cost. Tenant shall pay all costs incurred by Landlord in performing such work within 10 days after Landlord's request therefor. Such work performed by Landlord on behalf of Tenant and Tenant remains the owner, generator, operator, transporter, and/or arranger of the Hazardous Materials for purposes of Environmental Requirements. Tenant agrees not to enter into any agreement with any person, including without limitation any governmental authority, regarding the removal of Hazardous Materials that have been disposed of or otherwise released onto or from the Premises without the written approval of the Landlord.

(d)          Tenant shall indemnify, defend, and hold Landlord harmless from and against any and all losses (including, without limitation, diminution in value of the Premises or the Project and loss of rental income from the Project), claims, demands, actions, suits, damages (including, without limitation, punitive damages), expenses (including without limitation, remediation, removal, repair, corrective action, or cleanup expenses), and costs (including without limitation, actual attorneys' fees, consultant fees or expert fees and including, without limitation, removal or management of any Hazardous Materials, including without limitation asbestos, brought into the Premises or disturbed in breach of the requirements of this Paragraph 30, regardless of whether such removal or management is required by law) which are brought or recoverable against, or suffered or incurred by Landlord as a result of any release of Hazardous Materials or any breach of the requirements under this Paragraph 30 by Tenant, its agents, employees, contractors, subtenants, assignees or invitees, regardless of whether Tenant had knowledge of such noncompliance. The obligations of Tenant under this Paragraph 30 shall survive any termination of this Lease.

(e)          Landlord shall have access to, and a right to perform inspections and tests of, the Premises to determine Tenant's compliance with Environmental Requirements, its obligations under this Paragraph 30, or the environmental condition of the Premises. Access shall be granted to Landlord upon Landlord's prior notice to Tenant and at such times so as to minimize, so far as may be reasonable under the circumstances, any disturbance to Tenant's operations. Such inspections and tests shall be conducted at Landlord's expense, unless such inspections or tests reveal that Tenant has not complied with any Environmental Requirement, in which case Tenant shall reimburse Landlord for the reasonable cost of such inspection and tests. Landlord's receipt of or satisfaction with any environmental assessment in no way waives any rights that Landlord holds against Tenant. Tenant shall promptly notify Landlord of any communication or report that Tenant makes to any governmental authority regarding any possible violation of Environmental Requirements or release or threat of release of any Hazardous Materials onto or from the Premises. Tenant shall, within 5 days of receipt thereof, provide Landlord with a copy of any documents or correspondence received from any governmental agency or other party relating to a possible violation of Environmental Requirements or claim or liability associated with the release or threat of release of any Hazardous Material onto or from the Premises.

(f)          In addition to all other rights and remedies available to Landlord under this Lease or otherwise, Landlord may, in the event of a breach of the requirements of this Paragraph 30 that is not cured within 30 days following notice of such breach by Landlord, require Tenant to provide financial assurance (such as insurance, escrow of funds or third party guarantee) in an amount and form satisfactory to Landlord. The requirements of this Paragraph 30 are in addition to and not in lieu of any other provision in the Lease.

31.         Rules and Regulations. Tenant shall, at all times during the Lease Term and any extension thereof, comply with all reasonable rules and regulations at any time or from time to time established by Landlord covering use of the Premises and the Project. The current rules and regulations are attached hereto. In the event of any conflict between said rules and regulations and other provisions of this Lease, the other terms and provisions of this Lease shall control. Landlord shall not have any liability or obligation for the breach of any rules or regulations by other tenants in the Project. The current rules and regulations applicable to the Project are attached hereto as Exhibit B.

32.         Security Service. Tenant acknowledges and agrees that, while Landlord may patrol the Project, Landlord is not providing any security services with respect to the Premises and that Landlord shall not be liable to Tenant for, and Tenant waives any claim against Landlord with respect to, any loss by theft or any other damage suffered or incurred by Tenant in connection with any unauthorized entry into the Premises or any other breach of security with respect to the Premises.

33.         Force Majeure. Landlord shall not be held responsible for delays in the performance of its obligations hereunder when caused by strikes, lockouts, labor disputes, acts of God, inability to obtain labor or materials or reasonable substitutes therefor, governmental restrictions, governmental regulations, governmental controls, delay in issuance of permits, enemy or hostile governmental action, civil commotion, fire or other casualty, and other causes beyond the reasonable control of Landlord ("Force Majeure").

34.         Entire Agreement. This Lease constitutes the complete agreement of Landlord and Tenant with respect to the subject matter hereof. No representations, inducements, promises or agreements, oral or written, have been made by Landlord or Tenant, or anyone acting on behalf of Landlord or Tenant, which are not contained herein, and any prior agreements, promises, negotiations, or representations are superseded by this Lease. This Lease may not be amended except by an instrument in writing signed by both parties hereto.

35.         Severability. If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby. It is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there be added, as a part of this Lease, a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

36.         Brokers. Tenant represents and warrants that it has dealt with no broker, agent or other person in connection with this transaction and that no broker, agent or other person brought about this transaction, other than the broker, if any, set forth on the first page of this Lease, and Tenant agrees to indemnify and hold Landlord harmless from and against any claims by any other broker, agent or other person claiming a commission or other form of compensation by virtue of having dealt with Tenant with regard to this leasing transaction.

37.         Miscellaneous.         (a)          Any payments or charges due from Tenant to Landlord hereunder shall be considered rent for all purposes of this Lease.

(b)          If and when included within the term "Tenant" as used in this instrument, there is more than one person, firm or corporation, each shall be jointly and severally liable for the obligations of Tenant.

(c)          All notices required or permitted to be given under this Lease shall be in writing and shall be sent by registered or certified mail, return receipt requested, or by a reputable national overnight courier service, postage prepaid, or by hand delivery addressed to the parties at their addresses set forth below their respective signatures. Either party may by notice given aforesaid change its address for all subsequent notices. Except where otherwise expressly provided to the contrary, notice sent by hand delivery shall be deemed given upon delivery and notice sent by mail or national overnight courier service shall be deemed given as of the date of first attempted delivery at the address and in the manner provided herein.

(d)          Except as otherwise expressly provided in this Lease or as otherwise required by law, Landlord retains the absolute right to withhold any consent or approval.

(e)          Tenant shall pay Landlord's reasonable fees and expenses, including legal, engineering and other consultants' fees and expenses, incurred in connection with Tenant's request for Landlord's consent or approval under this Lease.

(f)          At Landlord's request from time to time Tenant shall furnish Landlord with true and complete copies of its most recent annual and quarterly financial statements prepared by Tenant or Tenant's accountants and any other financial information or summaries that Tenant typically provides to its lenders or shareholders.

(g)          Neither this Lease nor a memorandum of lease shall be filed by or on behalf of Tenant in any public record. Landlord may prepare and file, and upon request by Landlord Tenant will execute, a memorandum of lease.

(h)          The normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Lease or any exhibits or amendments hereto.

(i)          The submission by Landlord to Tenant of this Lease shall have no binding force or effect, shall not constitute an option for the leasing of the Premises, nor confer any right or impose any obligations upon either party until execution of this Lease by both parties.

(j)          Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires. The captions inserted in this Lease are for convenience only and in no way define, limit or otherwise describe the scope or intent of this Lease, or any provision hereof, or in any way affect the interpretation of this Lease.

(k)          Any amount not paid by Tenant within 5 days after its due date in accordance with the terms of this Lease shall bear interest from such due date until paid in full at the lesser of the highest rate permitted by applicable law or 15 percent per year. It is expressly the intent of Landlord and Tenant at all times to comply with applicable law governing the maximum rate or amount of any interest payable on or in connection with this Lease.  If applicable law is ever judicially interpreted so as to render usurious any interest called for under this Lease, or contracted for, charged, taken, reserved, or received with respect to this Lease, then it is Landlord's and Tenant's express intent that all excess amounts theretofore collected by Landlord be credited on the applicable obligation (or, if the obligation has been or would thereby be paid in full, refunded to Tenant), and the provisions of this Lease immediately shall be deemed reformed and the amounts thereafter collectible hereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder.

(l)          Construction and interpretation of this Lease shall be governed by the laws of the state in which the Project is located, excluding any principles of conflicts of laws.

(m)          Time is of the essence as to the performance of Tenant's obligations under this Lease.

(n)          All exhibits and addenda attached hereto are hereby incorporated into this Lease and made a part hereof. In the event of any conflict between such exhibits or addenda (other than the rules and regulations) and the terms of this Lease, such exhibits or addenda shall control. In the event of a conflict between the rules and regulations attached hereto and the terms of this Lease, the terms of this Lease shall control.

(o)          If either party shall prevail in any litigation instituted by or against the other related to this Lease, the prevailing party, as determined by the court, shall receive from the non-prevailing party all costs and reasonable attorneys' fee (payable at standard hourly rates) incurred in such litigation, including costs on appeal, as determined by the court. Tenant shall pay to Landlord all costs and expenses, including reasonable attorneys' fees, incurred by Landlord in enforcing this Lease.

(p)          Landlord and Tenant agree that each provision of the Lease for determining charges, amounts and additional rent (including Operating Expense payments) by Tenant (including without limitation, Paragraph 6 hereof) is commercially reasonable, and as to each such charge or amount, constitutes a "method by which the charge is to be computed" for purposes of Section 93.012 (Assessment of Charges) of the Texas Property Code, as such section now exists or as it may be hereafter amended or succeeded.

(q)          Landlord and Tenant acknowledge and agree that this Lease, including all exhibits a part hereof, is not a construction contract or an agreement collateral to or affecting a construction contract.

38.         Landlord's Lien/Security Interest. Intentionally Omitted.

39.         Limitation of Landlord's Liability. The obligations of this Lease shall run with the land, and this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. No owner of the Project shall be liable under this Lease except for breaches of Landlord's obligations occurring while owner of the Project. The obligations of Landlord shall be binding upon the assets of Landlord which comprise the Project but not upon other assets of Landlord. No individual partner, trustee, stockholder, officer, member, director, employee, advisors or beneficiary of Landlord or any partner, trustee, stockholder, officer, member, director, employee, advisor or beneficiary of any of the foregoing, shall be personally liable under this Lease and Tenant shall look solely to Landlord's interest in the Project in pursuit of its remedies upon an event of default hereunder, and the general assets of Landlord, its partners, trustees, stockholders, members, officers, employees, advisors or beneficiaries of Landlord, and the partners, trustees, stockholders, members, officers, employees, advisors or beneficiary of any of the foregoing, shall not be subject to levy, execution or other enforcement procedure for the satisfaction of the remedies of Tenant. TENANT HEREBY WAIVES ITS STATUTORY LIEN UNDER SECTION 91.004 OF THE TEXAS PROPERTY CODE.

40.          Substitution of Premises. Intentionally Omitted.

41.         Reserved Rights. Landlord reserves the following rights, exercisable without notice, except as provided herein, and without liability to Tenant for damage or injury to property, person or business and without affecting an eviction or disturbance of Tenant's use or possession or giving rise to any claim for setoff or abatement of rent or affecting any of Tenant's obligations under this Lease: (1) upon 30 days prior notice to change the name or street address of the Building; (2) to install and maintain signs on the exterior and interior of the Building; (3) to designate and approve window coverings to present a uniform exterior appearance; (4) to make any decorations, alterations, additions, improvements to the Building or Project, or any part thereof (including, with prior notice, the Premises) which Landlord shall desire, or deem necessary for the safety, protection, preservation or improvement of the Building or Project, or as Landlord may be required to do by law; (5) to have access to the Premises at reasonable hours to perform its duties and obligations and to exercise its rights under this Lease; (6) to retain at all times and to use in appropriate instances, pass keys to all locks within and to the Premises; (7) to approve the weight, size, or location of heavy equipment, or articles within the Premises; (8) to change the arrangement and/or location of the public areas of the Project; (9) to regulate access to telephone, electrical and other utility closets in the Building and to require use of designated contractors for any work involving access to the same; (10) if Tenant has vacated the Premises during the last 6 months of the Lease Term, to perform additions, alterations and improvements to the Premises in connection with a reletting or anticipated reletting thereof without being responsible or liable for the value or preservation of any then existing improvements to the Premises; and (11) to grant to anyone the exclusive right to conduct any business or undertaking in the Building provided Landlord's exercise of its rights under this clause 11, shall not be deemed to prohibit Tenant from the operation of its business in the Premises and shall not constitute a constructive eviction.

42.         Tax Protest. TENANT HEREBY WAIVES ALL RIGHTS TO PROTEST THE APPRAISED VALUE OF THE PROPERTY OR APPEAL THE SAME AND ALL RIGHTS TO RECEIVE NOTICES OF REAPPRAISALS SET FORTH IN SECTIONS 41.413 AND 42.015 OF THE TEXAS TAX CODE.

43.         Waiver of CONSUMER RIGHTS. TENANT HEREBY WAIVES ALL ITS RIGHTS UNDER THE TEXAS DECEPTIVE TRADE PRACTICES-CONSUMER PROTECTION ACT, SECTION 17.41 ET. SEQ. OF THE TEXAS BUSINESS AND COMMERCE CODE, A LAW THAT GIVES CONSUMERS SPECIAL RIGHTS AND PROTECTIONS. AFTER CONSULTATION WITH AN ATTORNEY OF TENANT'S OWN SELECTION, TENANT VOLUNTARILY CONSENTS TO THIS WAIVER.

SIGNATURES FOLLOW ON NEXT PAGE

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first above written.

TENANT:	LANDLORD:

OPTEX SYSTEMS, INC.,	CABOT II - TX1W03-W04, LP,
a Delaware corporation	a Delaware limited partnership

	By:	Cabot II – TX SPI GP, LLC,
a Delaware limited liability company,
By:		its general partner
Name:
Title:		By:	Cabot II Secured Pool I, LLC,
a Delaware limited liability company,
Address:			its sole member

Optex Systems, Inc.	By:	Cabot Industrial Value Fund II
9827 Chartwell Drive		Operating Partnership, L.P., a
Dallas, Texas 75243		Delaware limited partnership, its
Attention: Bill Bates, General Manager		sole member

By:
Name:
Title:

Address:

c/o Cabot Properties

One Beacon Street, Suite 1700

Boston, MA 02108

Attn: Asset Management

ADDENDUM 1

INTENTIONALLY OMITTED

-A1-1-

ADDENDUM 2

HVAC MAINTENANCE CONTRACT

ATTACHED TO AND A PART OF THE LEASE AGREEMENT BETWEEN

CABOT II – TX1W03-W04, LP ("Landlord")

and

OPTEX SYSTEMS, INC. ("Tenant")

The service contract Tenant is required to maintain under Paragraph 11 of the Lease must become effective within 30 days after occupancy, and a copy of the service contract must be provided to Landlord during the same period of time. Service visits should be performed on at least a quarterly basis. The HVAC contractor that is used to service the equipment is required to provide a faxed copy of all work performed to the Landlord within 24 hours after work is completed. If the service provider cannot provide the Landlord with faxed copies within 24 hours, then Tenant will be required to contract with a service provider who can meet the requirement. The following items must be included in the maintenance contract:

1.	Adjust belt tension;
2.	Lubricate all moving parts, as necessary;
3.	Inspect and adjust all temperature and safety controls;
4.	Check refrigeration system for leaks and operation;
5.	Check refrigeration system for moisture;
6.	Inspect compressor oil level and crank case heaters;
7.	Check head pressure, suction pressure and oil pressure;
8.	Inspect air filters and replace when necessary;
9.	Check space conditions;
10.	Check condensate drains and drain pans and clean, if necessary;
11.	Inspect and adjust all valves;
12.	Check and adjust dampers; and
13.	Run machine through complete cycle.

INITIALS

Tenant	Landlord

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ADDENDUM 3

MOVE-OUT CONDITIONS

ATTACHED TO AND A PART OF THE LEASE AGREEMENT BETWEEN

CABOT II – TX1W03-W04, LP ("Landlord")

and

OPTEX SYSTEMS, INC. ("Tenant")

Tenant is obligated to check and address prior to move-out of the Premises the following items. The following list is designed to assist Tenant in the move-out procedures but is not intended to be all inclusive.

1.	All lighting is to be placed into good working order. This includes replacement of bulbs, ballasts, and lenses as needed.

2.	All truck doors, dock levelers, and dock bumpers and shelters shall be serviced and placed in good operating order. This shall include the necessary replacement of any dented truck door panels and adjustment of door tension to insure proper operation. All door panels which are replaced shall be painted to match the Building standard.

3.	All structural steel columns in the warehouse and office should be inspected for damage. Repairs of this nature must be pre-approved by the Landlord prior to implementation.

4.	Heating/air-conditioning systems and air rotation equipment shall be placed in good working order, including the necessary replacement of any parts to return the same to a well maintained condition. This includes warehouse heaters and exhaust fans. Upon move-out, Landlord will have an exit inspection performed by a certified mechanical contractor to determine the condition.

5.	All holes in the sheet rock walls shall be repaired prior to move-out.

6.	The carpets and vinyl tiles shall be in a clean condition and shall not have any holes or chips in them. Landlord will accept normal wear on these items provided they appear to be in a maintained condition.

7.	The Premises should be returned in a clean condition which shall include cleaning of the coffee bar, restroom areas, windows, and other portions of the space.

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8.	The warehouse shall be in broom clean condition with all inventory and racking removed. There shall be no protrusion of anchors from the warehouse floor and all holes shall be appropriately patched. If machinery/equipment is removed, the electrical lines shall be properly terminated at the nearest junction box.

9.	All exterior windows with cracks or breakage shall be replaced.

10.	The Tenant shall provide keys for all locks on the Premises, including front doors, rear doors, and interior doors.

11.	Items that have been added by the Tenant and affixed to the building will remain the property of Landlord, unless agreed otherwise. This shall include but is not limited to mini-blinds, air conditioners, electrical, water heaters, cabinets, flooring, etc. If modifications have been made to the space, such as the addition of office areas, Landlord retains the right to have the Tenant remove these modifications at Tenant's expense.

12.	All phone and data cabling exclusively serving the Premises (whether such cabling is located within or outside of the Premises) shall be removed to the originating panel, unless otherwise instructed by Landlord.

13.	All electrical systems shall be left in a safe condition that conforms to code. Bare wires and dangerous installations should be corrected prior to move-out.

14.	All plumbing fixtures shall be in good working order, including the water heater. Faucets and toilets shall not leak.

INITIALS

Tenant	Landlord

-A3-2-

ADDENDUM 4

BASE RENT ADJUSTMENTS

ATTACHED TO AND A PART OF THE LEASE AGREEMENT BETWEEN

CABOT II – TX1W03-W04, LP ("Landlord")

and

OPTEX SYSTEMS, INC. ("Tenant")

Base Rent shall equal the following amounts for the respective periods set forth below:

Period	Annual Rate PSF	Monthly Base Rent
10/1/16 – 10/31/16	$0.00	$0.00
11/1/16 – 9/30/17	$5.20	$19,442.37
10/1/17 – 9/30/18	$5.36	$20,040.59
10/1/18 – 9/30/19	$5.52	$20,638.82
10/1/19 – 9/30/20	$5.68	$21,237.05
10/1/20 – 10/31/21	$5.85	$21,872.66

INITIALS

Tenant	Landlord

-A4-1-

ADDENDUM 5

INITIAL IMPROVEMENTS

ATTACHED TO AND A PART OF THE LEASE AGREEMENT BETWEEN

CABOT II – TX1W03-W04, LP ("Landlord")

and

OPTEX SYSTEMS, INC. ("Tenant")

1.	This Addendum shall set forth the obligations of Landlord and Tenant with respect to certain improvements to be performed by Landlord in connection with this Lease. Landlord shall perform improvements to the Premises in accordance with the work list set forth below (the "Worklist"), so long as no default shall occur under the Lease. The improvements to be performed by Landlord in accordance with the Worklist are hereinafter referred to as the "Landlord's Work." It is agreed that construction of the Landlord's Work is intended to be "turnkey" and will be completed at Landlord's sole cost and expense (subject to the terms of Paragraph 2 below) using Building standard methods, materials and finishes. Landlord shall enter into a direct contract for Landlord's Work with a general contractor selected by Landlord. In addition, Landlord shall have the right to select and/or approve of any subcontractors used in connection with the Landlord's Work. Notwithstanding anything to the contrary set forth herein, in no event shall Landlord be required to perform any of the Landlord's Work during any period an uncured default by Tenant exists under the Lease.

WORKLIST:

(a)	Fill in the openings in the demising wall between the Premises and the remaining space in the Building.

(b)	Separately meter (or sub-meter) the electrical and, if present at the Building, gas service to the Premises.

2.	If Tenant shall request any revisions to the Worklist, Landlord shall have such revisions to be prepared at Tenant's sole cost and expense and Tenant shall reimburse Landlord for the cost of preparing any such revisions, plus any applicable state sales or use tax thereon, upon demand. Promptly upon completion of the revisions, Landlord shall notify Tenant in writing of the increased cost in the Landlord's Work, if any, resulting from such revisions. Tenant, within one (1) business day, shall notify Landlord in writing whether it desires to proceed with such revisions. In the absence of such written authorization, Landlord shall have the option to continue work on the Premises disregarding the requested revision. Tenant shall be responsible for any delay in completion of the Premises resulting from any revision to the Worklist. If such revisions result in an increase in the cost of Landlord's Work, such increased costs, plus any applicable state sales or use tax thereon together with a construction management fee of 5% of such increase, shall be payable by Tenant upon demand. Notwithstanding anything herein to the contrary, all revisions to the Worklist shall be subject to the approval of Landlord.

3.	Following approval of any revisions to the Worklist and the payment by Tenant of the required portion of the cost of preparing any revisions to the Worklist and resulting increase in the cost of the Landlord's Work, if applicable, Landlord shall cause the Landlord's Work to be constructed, so long as no default shall occur under the Lease.

4.	Tenant acknowledges that the Landlord's Work may be performed by Landlord in the Premises during normal business hours both prior to and subsequent to the Commencement Date. Landlord and Tenant agree to cooperate with each other in order to enable the Landlord's Work to be performed in a timely manner and with as little inconvenience to the operation of Tenant's business as is reasonably possible. Notwithstanding anything herein to the contrary, any delay in the completion of the Landlord's Work or inconvenience suffered by Tenant during the performance of the Landlord's Work shall not delay the Commencement Date nor shall it subject Landlord to any liability for any loss or damage resulting therefrom or entitle Tenant to any credit, abatement or adjustment of rent or other sums payable under the Lease.

-A5-1-

5.	This Addendum shall not be applicable to any additional space added to the original Premises at any time or from time to time, whether by any options under the Lease or otherwise, or to any portion of the original Premises or any additions to the Premises in the event of a renewal or extension of the original Lease Term, whether by any options under the Lease or otherwise, unless expressly so provided in the Lease or any amendment or supplement to the Lease. All capitalized terms used in this Addendum but not defined herein shall have the same meanings ascribed to such terms in the Lease.

INITIALS

Tenant	Landlord

-A5-2-

ADDENDUM 6

RENEWAL OPTIONS

ATTACHED TO AND A PART OF THE LEASE AGREEMENT BETWEEN

CABOT II – TX1W03-W04, LP ("Landlord")

and

OPTEX SYSTEMS, INC. ("Tenant")

A.	Tenant shall have the right to extend the Lease Term (the "Renewal Option") for two additional periods of five (5) years each (each, a "Renewal Term") commencing on the day following the expiration date of the initial Lease Term, or the expiration date of the first Renewal Term, as applicable, provided that each of the following occurs:

1.	Landlord receives notice of exercise of the Renewal Option ("Initial Renewal Notice") not less than nine (9) full calendar months prior to the expiration of the initial Lease Term, or the expiration of the first Renewal Term, as applicable, and not more than twelve (12) full calendar months prior to the expiration of the initial Lease Term, or the expiration of the first Renewal Term, as applicable; and

2.	No Event of Default exists at the time that Tenant delivers its Initial Renewal Notice or at the time Tenant delivers its Binding Renewal Notice (hereinafter defined); and

3.	No part of the Premises is sublet at the time that Tenant delivers its Initial Renewal Notice or at the time Tenant delivers its Binding Renewal Notice; and

4.	The Lease has not been assigned prior to the date that Tenant delivers its Initial Renewal Notice or prior to the date Tenant delivers its Binding Renewal Notice.

B.	The initial Base Rent rate per square foot for the Premises during each Renewal Term shall equal the Prevailing Market (hereinafter defined) rate per square foot for the Premises, but in no event shall the Base Rent rate per square foot for the Premises during the Renewal Term be less than the Base Rent rate per square foot for the Premises in effect during the last month immediately preceding the Renewal Term.

C.	Tenant shall pay Operating Expenses for the Premises during each Renewal Term in accordance with the terms of the Lease.

D.	Within thirty (30) days after receipt of Tenant's Initial Renewal Notice, Landlord shall advise Tenant of the applicable Base Rent rate for the Premises for the applicable Renewal Term. Tenant, within fifteen (15) days after the date on which Landlord advises Tenant of the applicable Base Rent rate for the applicable Renewal Term, shall either (i) give Landlord final binding written notice ("Binding Renewal Notice") of Tenant's exercise of its option, or (ii) if Tenant disagrees with Landlord's determination, provide Landlord with written notice of rejection (the "Rejection Notice"). If Tenant fails to provide Landlord with either a Binding Renewal Notice or Rejection Notice within such fifteen (15) day period, Tenant's Renewal Option shall be null and void and of no further force or effect. If Tenant provides Landlord with a Binding Renewal Notice, Landlord and Tenant shall enter into the Renewal Amendment (hereinafter defined) upon the terms and conditions set forth herein. If Tenant provides Landlord with a Rejection Notice, Landlord and Tenant shall work together in good faith to agree upon the Prevailing Market rate for the Premises during the Renewal Term. Upon agreement Tenant shall provide Landlord with the Binding Renewal Notice and Landlord and Tenant shall enter into the Renewal Amendment in accordance with the terms and conditions hereof. Notwithstanding the foregoing, if Landlord and Tenant are unable to agree upon the Prevailing Market rate for the Premises within thirty (30) days after the date Tenant provides Landlord with a Rejection Notice, Tenant's Renewal Option shall be null and void and of no further force or effect.

-A6-1-

E.	If Tenant is entitled to and properly exercises its Renewal Option, Landlord and Tenant shall execute an amendment (the "Renewal Amendment") to reflect changes in the Base Rent, Lease Term, expiration date and other appropriate terms; provided that an otherwise valid exercise of the Renewal Option shall be fully effective whether or not the Renewal Amendment is executed.

F.	For purpose hereof, "Prevailing Market" rate shall mean the arms length fair market annual rental rate per square foot under renewal leases and amendments entered into on or about the date on which the Prevailing Market is being determined hereunder for space comparable to the Premises in the Project and in buildings comparable to the Building in the submarket in which the Building is included. The determination of Prevailing Market shall take into account any material economic differences between the terms of this Lease and any comparison lease, such as rent abatements, construction costs and other concessions and the manner, if any, in which the Landlord under any such lease is reimbursed for operating expenses and taxes. The determination of Prevailing Market rate shall also take into consideration any reasonably anticipated changes in the Prevailing Market rate from the time such Prevailing Market rate is being determined and the time such Prevailing Market rate will become effective under this Lease.

INITIALS

Tenant	Landlord

-A6-2-

EXHIBIT A

DEPICTION OF PREMISES

ATTACHED TO AND A PART OF THE LEASE AGREEMENT BETWEEN

CABOT II – TX1W03-W04, LP ("Landlord")

and

OPTEX SYSTEMS, INC. ("Tenant")

EXHIBIT A-1

ORIGINAL L-3 SPACE PLAN

ATTACHED TO AND A PART OF THE LEASE AGREEMENT BETWEEN

CABOT II – TX1W03-W04, LP ("Landlord")

and

OPTEX SYSTEMS, INC. ("Tenant")

-A-1-1-

-A-1-2-

EXHIBIT B

Rules and Regulations

ATTACHED TO AND A PART OF THE LEASE AGREEMENT BETWEEN

CABOT II – TX1W03-W04, LP ("Landlord")

and

OPTEX SYSTEMS, INC. ("Tenant")

1.	The sidewalk, entries, and driveways of the Project shall not be obstructed by Tenant, or its agents, or used by them for any purpose other than ingress and egress to and from the Premises.

2.	Tenant shall not place any objects, including antennas, outdoor furniture, etc., in the parking areas, landscaped areas or other areas outside of its Premises, or on the roof of the Project.

3.	Except for seeing-eye dogs, no animals shall be allowed in the offices, halls, or corridors in the Project.

4.	Tenant shall not disturb the occupants of the Project or adjoining buildings by the use of any radio or musical instrument or by the making of loud or improper noises.

5.	If Tenant desires telegraphic, telephonic or other electric connections in the Premises, Landlord or its agent will direct the electrician as to where and how the wires may be introduced; and, without such direction, no boring or cutting of wires will be permitted. Any such installation or connection shall be made at Tenant's expense.

6.	Tenant shall not install or operate any steam or gas engine or boiler, or other mechanical apparatus in the Premises, except as specifically approved in the Lease. The use of oil, gas or inflammable liquids for heating, lighting or any other purpose is expressly prohibited. Explosives or other articles deemed extra hazardous shall not be brought into the Project.

7.	Parking any type of recreational vehicles is specifically prohibited on or about the Project. Further, parking any type of trucks, trailers or other vehicles in the Premises is specifically prohibited. Except for the overnight parking of operative vehicles, no vehicle of any type shall be stored in the parking areas at any time. In the event that a vehicle is disabled, it shall be removed within 48 hours. There shall be no "For Sale" or other advertising signs on or about any parked vehicle. All vehicles shall be parked in the designated parking areas in conformity with all signs and other markings. All parking will be open parking, and no reserved parking, numbering or lettering of individual spaces will be permitted except as specified by Landlord.

8.	Tenant shall maintain the Premises free from rodents, insects and other pests.

9.	Landlord reserves the right to exclude or expel from the Project any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs or who shall in any manner do any act in violation of the Rules and Regulations of the Project.

10.	Tenant shall not cause any unnecessary labor by reason of Tenant's carelessness or indifference in the preservation of good order and cleanliness. Landlord shall not be responsible to Tenant for any loss of property on the Premises, however occurring, or for any damage done to the effects of Tenant by the janitors or any other employee or person.

11.	Tenant shall give Landlord prompt notice of any defects in the water, lawn sprinkler, sewage, gas pipes, electrical lights and fixtures, heating apparatus, or any other service equipment affecting the Premises.

12.	Tenant shall not permit storage outside the Premises, including without limitation, outside storage of trucks and other vehicles, or dumping of waste or refuse or permit any harmful materials to be placed in any drainage system or sanitary system in or about the Premises.

13.	All moveable trash receptacles provided by the trash disposal firm for the Premises must be kept in the trash enclosure areas, if any, provided for that purpose.

14.	No auction, public or private, will be permitted on the Premises or the Project.

15.	No awnings shall be placed over the windows in the Premises except with the prior written consent of Landlord.

16.	The Premises shall not be used for lodging, sleeping or cooking or for any immoral or illegal purposes or for any purpose other than that specified in the Lease. No gaming devices shall be operated in the Premises.

17.	Tenant shall ascertain from Landlord the maximum amount of electrical current which can safely be used in the Premises, taking into account the capacity of the electrical wiring in the Project and the Premises and the needs of other tenants, and shall not use more than such safe capacity. Landlord's consent to the installation of electric equipment shall not relieve Tenant from the obligation not to use more electricity than such safe capacity.

18.	Tenant assumes full responsibility for protecting the Premises from theft, robbery and pilferage.

19.	Tenant shall not install or operate on the Premises any machinery or mechanical devices of a nature not directly related to Tenant's ordinary use of the Premises and shall keep all such machinery free of vibration, noise and air waves which may be transmitted beyond the Premises.

INITIALS

Tenant	Landlord

EXHIBIT C

SUMMARY OF INSURANCE REQUIREMENTS

ATTACHED TO AND A PART OF THE LEASE AGREEMENT BETWEEN

CABOT II – TX1W03-W04, LP ("Landlord")

and

OPTEX SYSTEMS, INC. ("Tenant")

Location:	9827 Chartwell Drive
Dallas, Texas 75243

Certificate Holder:
Cabot II – TX1W03-W04, LP
C/o Cabot Properties, Inc.
One Beacon Street, 17th Floor
Boston, MA 02108

Additional Insureds:
	Cabot II – TX1W03-W04, LP	Landlord Entity
Cabot Industrial Value Fund II Operating Partnership, L.P.
Cabot Properties, Inc.
	Stream Realty	Property Manager

Mortgagee (if applic.)
Coverage	$ Limits

Commercial General Liability
$1,000,000 each occurrence
$2,000,000 annual aggregate

Worker's Compensation Insurance	Statutory Amount

Employers' Liability Insurance	$1,000,000 each accident/ $1,000,000 each employee – disease/ $1,000,000 policy limit - disease

Automobile Liability Insurance	$1,000,000 combined single limit

Umbrella Liability Insurance Causes of Loss – Special Form Property Insurance

$5,000,000 each occurrence/ $5,000,000 annual aggregate excess of General Liability, Employer's Liability & Automobile Liability

100% of Replacement Cost; Coverage extends to additions, improvements & alterations

Business Interruption Insurance	1 year of net profit plus fixed expenses

Notice of Cancellation	30 Days

Tenant Contact for Insurance Matters:	(After Lease Commencement Date)

Street	9827 Chartwell Drive
City, State, Zip Code	Dallas, Texas 75243
Attn:
Tel. No.

EXHIBIT D

Tenant Operations Inquiry Form

ATTACHED TO AND A PART OF THE LEASE AGREEMENT BETWEEN

CABOT II – TX1W03-W04, LP ("Landlord")

and

OPTEX SYSTEMS, INC. ("Tenant")

1.	Name of Company/Contact

2.	Address/Phone

3.	Provide a brief description of your business and operations:

4.	Will you be required to make filings and notices or obtain permits as required by Federal and/or State regulations for the operations at the proposed facility? Specifically:

a. SARA Title III Section 312 (Tier II) reports                                                                YES      NO

(> 10,000lbs. of hazardous materials STORED at any one time)

b. SARA Title III Section 313 (Tier III) Form R reports                                                 YES      NO

(> 10,000lbs. of hazardous materials USED per year)

c. NPDES or SPDES Stormwater Discharge permit                                                       YES      NO

(answer "No" if "No-Exposure Certification" filed)

d. EPA Hazardous Waste Generator ID Number                                                           YES      NO

5.	Provide a list of chemicals and wastes that will be used and/or generated at the proposed location. Routine office and cleaning supplies are not included. Make additional copies if required.

Chemical/Waste	Approximate Annual Quantity Used or Generated	Storage Container(s) (i.e. Drums, Cartons, Totes, Bags, ASTs, USTs, etc)

Completed By:

Name:

Title:

Date:

EXHIBIT E

LEGAL DESCRIPTION OF BUILDING (OR PROJECT)

ATTACHED TO AND A PART OF THE LEASE AGREEMENT BETWEEN

CABOT II – TX1W03-W04, LP ("Landlord")

and

OPTEX SYSTEMS, INC. ("Tenant")

BEING a tract or parcel of land situated in the City of Dallas, Dallas County, Texas, and being a part of Block A/8073 of the Northgate Business Park, First Installment, an addition to the City of Dallas, as recorded in Volume 74113, Page 1136, Deed Records of Dallas County, Texas, and being more particularly described by metes and bounds as follows:

BEGINNING at a 1/2 inch iron rod found at the intersection of the northerly right-of-way line of Chartwell Drive (60.00 foot wide public right-of-way) and a property line agreement as recorded in Volume 78131, Page 3231, said Deed Records of Dallas County, Texas, and being in a curve to the left whose chord bears South 52 degrees 07 minutes 39 seconds West, a distance of 239.19 feet, and having a radius of 316.48 feet;

THENCE Southwesterly, along said curve to the left, and along said northerly right-of-way line, through a central angle of 44 degrees 24 minutes 19 seconds, an arc distance of 245.28 feet to a 5/8 inch capped iron rod found for the end of said curve;

THENCE South 29 degrees 55 minutes 30 seconds West, continuing along said northerly right-of-way line, a distance of 96.94 feet to a 5/8 inch capped iron rod set for the beginning of a curve to the right whose chord bears South 49 degrees 48 minutes 26 seconds West, a distance of 174.45 feet, and having a radius of 256.48 feet;

THENCE Southwesterly, along said curve to the right and continuing along said northerly right-of-way line, through a central angle of 39 degrees 45 minutes 50 seconds, an arc distance of 178.00 feet to a 5/8 inch capped iron rod found for the end of said curve;

THENCE South 69 degrees 41 minutes 20 seconds West, continuing along said northerly right-of-way line, a distance of 356.86 feet to a 5/8 inch capped iron rod set for corner;

THENCE North 00 degrees 08 minutes 40 seconds West, departing from said northerly right-of-way line, and along the easterly line of a 70.00 foot wide sanitary sewer and drainage easement, a distance of 467.31 feet to a "x" cut in concrete found on said property line agreement, said point being South 88 degrees 55 minutes 19 seconds East, a distance of 23.50 feet to an "x" cut in concrete;

THENCE North 90 degrees 00 minutes 00 seconds East, along said property line agreement, a distance of 706.27 feet to the POINT OF BEGINNING.

EXHIBIT F

FORM OF LETTER OF CREDIT

ATTACHED TO AND A PART OF THE LEASE AGREEMENT BETWEEN

CABOT II – TX1W03-W04, LP ("Landlord")

and

OPTEX SYSTEMS, INC. ("Tenant")

-E-2